# MANAGEMENT AND MARKETING AGREEMENT

This Management and Marketing Agreement (this "**Agreement**") is made and entered into as of this 7th day of December 2016 (the "**Effective Date**"), by and among KSIX MEDIA HOLDINGS, INC, a Nevada corporation (the "**Manager**"), KEVIN BRIAN COX (the "**Member**") (collectively, the "**Parties**").

## *Recitals*

WHEREAS, the Manager and the Member intend to enter into a Share Exchange Agreement dated as of December 7th, 2016 (the "**Share Exchange Agreement**") whereby the Manager has agreed to purchase one hundred percent (100%) of the Membership Interests of the True Wireless, LLC ("True Wireless" or the "Company") from the Member, but only after such acquisition has been approved by the Federal Communications Commission ("**FCC**") and by any other governmental agency whose approval is required under the Share Exchange Agreement, the assets of which include (i) its subscribers enrolled in the federal Lifeline program for which Company filed for Lifeline subsidies on the most recent FCC Form 497 as of the Effective Date ("**Active Lifeline Subscriber**"), and any other Assets specifically listed in the Share Exchange Agreement (the "**Assets**") control over which shall be transferred to the Manager on the Closing Date (the "**Closing**") of the transaction(s) contemplated hereby; and

WHEREAS, the Manager and the Member desire to enter into this Agreement pursuant to which the Manager will provide certain management services to the Member, as such services are detailed herein (the "**Management Services**") until the Closing Date consistent with the federal Communications Act of 1934, as amended, ("Communications Act"), regulations orders and advisory memoranda of the FCC, applicable state telecommunications laws, and applicable regulations, orders and case law of state public utility commissions, including, but not limited to state public utility commission orders designating Company as an Eligible Telecommunications Carrier ("ETC") pursuant to Section 214(e)(2) of the Communications Act and relevant state laws and regulations ("**ETC Designations**") (hereinafter "**Applicable Telecommunications Laws and Regulations**"); and

WHEREAS, the Manager desires, in conformity with Applicable Telecommunications Laws and Regulations, Company's ETC Designation(s) and the terms and conditions of this Agreement, to provide Management Services to Company, principally and critically, ensuring the provision of Company wireless telecommunications services by the Company to the Subscribers (including Lifeline service to the Active Lifeline Subscribers) and generating new sales by marketing the Company's services ("**Wireless Services**"); and

WHEREAS, the Parties desire to enter into this Agreement to ensure provision of the Management Services pending certain Regulatory Approvals of the transaction as set forth in the Share Exchange Agreement between the Parties and this Agreement and the Share Exchange Agreement will be interrelated according to their respective provisions;

NOW, THEREFORE, in consideration of the above recitals and mutual promises and covenants contained herein, the Parties, intending to be legally bound, agree as follows:

## ARTICLE I
## DEFINITIONS

Section 1.1 Definitions. Any term capitalized herein and not otherwise defined shall have the meaning assigned to it in the Share Exchange Agreement to be agreed upon by the Parties in connection with the transaction(s) contemplated hereby. In the event of any conflict between the definition of any term in this Agreement and any the definition of any term in the Share Exchange Agreement, the definition in the Share Exchange Agreement shall prevail.

## ARTICLE II
## APPOINTMENT AND TERM OF THE AGREEMENT

Section 2.1 Appointment. During the Term (as defined below), the Manager shall devote such time and resources to the provision of the Management Services as are necessary to ensure that Wireless Services are provided to the Subscribers by Company. Subject to the provisions of Section 2.4 and Article IV, the Manager shall manage and direct the day-to-day operations necessary to provide the Management Services in compliance with the Applicable Telecommunications Laws and Regulations, Company's ETC Designations, and the terms and conditions of this Agreement, subject to the oversight, review, supervision, and control of the Member, as set forth below:

a) Cause the Company to bill Subscribers for the Services provided and collecting for the Company the amounts billed, provided however, that Manager shall have no control over or responsibility for preparing or filing FCC Form 497 with the Universal Service Administrative Company to make claims for funding under the federal Lifeline program;

b) Maintain the provision of the Wireless Services by Company;

c) Recommend to the Member any changes to the terms of any price lists necessary for the Company's provision of the Wireless Services, provided however, that any such change shall be subject to the final approval of the Member;

d) Assist the Member and the Company with the negotiation of agreements with any vendors, subject to the final approval of the Member, including the negotiation and procurement of cost effective resale or other similar agreements with other telecommunications service providers;

e) Implement of the Company's promotions, marketing and advertising programs;

f) Assist the Company with obtaining any data necessary for any reports, applications and other submissions by the Company to the FCC or state and local regulatory authorities that are required or otherwise necessary in the judgment of the Member to maintain the Company's business during the management period, provided however, that the Member, using the resources of the Company, will be responsible for the final preparation and of filing any such reports, applications or other submissions with the FCC or state and local regulatory authorities;

g) Implement the Company's standard operating procedures;

h) Implement programs and policies to assure adherence to safety, environmental and other requirements under applicable federal, state and local laws and regulations;

i) Assist with day-to-day bookkeeping and recordkeeping of the accounts relating to Company's provision of Wireless Services;

k) Perform of all other functions consistent with the purposes of this Agreement, good business practice in the industry and Applicable Telecommunications Laws and Regulations; and

l) Update the Member on the Wireless Services and provide periodic reports on the status of the business conducted using the Assets.

Section 2.2 Term. This Agreement shall commence on the Effective Date and shall terminate upon the earlier of: (a) Closing of the Transaction pursuant to the Share Exchange Agreement, or (b) the termination of the Share Exchange Agreement subject to the terms and conditions set forth therein (the "Term").

## ARTICLE III
## FINANCIAL OBLIGATIONS OF THE PARTIES

Section 3.1 Ongoing Operations.

(a) The Company, and Member as its majority equity holder of the Company, shall be responsible for all costs and expenses incurred in its provision of the Wireless Services and operations of the Company during the Term, including without limitation, all rent, utilities, telephone, license and other fees associated with the Company's facilities and real property, and monitoring expenses as well as the salaries, wages, benefits, taxes, insurance premiums and related costs of any personnel employed or engaged by the Manager to manage the provision of the Wireless Services by Company and all Management Services.

(b) The Manager's fees for the provision of the Management Services shall be as follows: 80% of all profits from Subscribers and Lifeline subsidies from the Universal Service Administrative Company and any state-administered funds, less normal and prudently incurred expenses incurred in the provision of the Wireless Services, operations and employees of the Company.

## ARTICLE IV
## CONTROL BY THE MEMBER

Section 4.1 (a) The Member shall at all times exercise ultimate control over the Company's provision of Wireless Services, and the operations and employees of the Company until the Closing, and Manager shall provide the Management Services in compliance with the policies and procedures established by the Member for the Company's provision of the Wireless Services. The Member, the Company, and its officers, employees and agents at all times shall have unfettered access to all records, data and information related to the Wireless Services and the operations and employees of the Company, including that related to the Subscribers.

(b) This Agreement shall be construed such that the Member retains all powers with regard to decision-making regarding the operations of the Company that may be necessary for the Company to carry out its responsibilities as an ETC under Applicable Telecommunications Laws and Regulations and ETC Designations.

Section 4.2 The Member and the Manager desire that this Agreement and the obligations performed hereunder be in full compliance with (i) the terms and conditions of Company's ETC Designations; (ii) Applicable Telecommunications Laws and Regulations and (iii) any other applicable federal, state and local law or regulation. If the FCC or any state body of competent jurisdiction determines that any provision of this Agreement violates any applicable rules, regulations, or policies, both parties shall make reasonable efforts to immediately bring this Agreement into compliance, consistent with the terms of this Agreement. It is expressly understood by the Member and the Manager that nothing in this Agreement is intended to give the Manager any right which would be deemed to constitute a transfer of control or assignment of the Subscribers or other regulated assets (as those terms are defined in Applicable Telecommunications Laws and Regulations) by the Member to the Manager.

Section 4.3 The Manager acknowledges and agrees that the Company has certain rights and obligations pursuant to its ETC Designations with respect to the various operations authorized thereunder, which includes compliance with Applicable Telecommunications Laws and Regulations. As a result, the Manager's provision of the Services is not intended to and shall not diminish or restrict the Company's compliance or ability to comply with these obligations before the FCC and state regulatory commissions, and this Agreement shall not be construed to interfere with the Company's ability to comply with the Applicable Telecommunications Laws and Regulations.

Section 4.4 At the Member's discretion and at the Company's expense, the Member may conduct periodic audits (during normal business hours, upon reasonable notice, and in a manner so as not to interfere unreasonably with the Manager's operations) of the Manager's management of the Wireless Services and Subscribers to ensure compliance in all material respects with Applicable Telecommunications Law and Regulations and this Agreement. In addition, the Member shall have reasonable access and authority to inspect the facilities and processes of the Manager, including but not limited to the process used to manage the qualification of applicants for service under the federal or any state Lifeline program, inspection of wireless handsets provided to customers, and testing equipment for such handsets.

Section 4.5 The Manager shall use Company's brand names and other Company trademarks in its management of Company's provision of Wireless Services then being managed by the Manager hereunder during the Term of this Agreement. Company grants Manager a license in all applicable intellectual property related to the Wireless Services, including, but not limited to, trademarks, service marks, trade names and logos for the Term of the Agreement.

Section 4.6 The Manager shall not cause the Company to become liable for any costs related to the provision of Management Services after the Closing Date.

Section 4.7 The Manager is not and shall not represent itself as the holder of Company's ETC Designations, nor as the Company or as a representative of Company before the FCC, any state regulatory body or any other third party during the Term of the Agreement.

## ARTICLE V
## COMPLIANCE WITH APPLICABLE LAWS

Section 5.1 Compliance with All Applicable Laws. The Manager agrees that its provision of Management Services during the Term shall comply with all Applicable Telecommunications Laws and Regulations, as well as all federal, state and local laws, regulations and ordinances.

Section 5.2 Compliance with FCC and State Laws and Regulations. The Manager acknowledges that the Member remains ultimately responsible for ensuring that the use of the ETC Designations is in compliance with all Applicable Telecommunications Laws and Regulations.

## ARTICLE VI OBLIGATION TO RENEGOTIATE

Section 6.1 In the event of any order or decree of an administrative agency or court of competent jurisdiction, including without limitation any material change or clarification in any Applicable Telecommunications Law or Regulation that would cause this Agreement to be invalid or violate any Applicable Telecommunications Law or Regulation and such Applicable Telecommunications Law or Regulation has become effective and has not yet been stayed, the Parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such Applicable Telecommunications Law or Regulation without material economic detriment to either party, and this Agreement, as so modified, shall then continue in full force and effect.

## ARTICLE VII
## INDEMNIFICATION

Section 7.1 The Manager shall indemnify, defend and hold the Member and the Company and its officers, directors, asset holders, employees, agents, legal representatives, successors and assigns harmless from and against any and all claims, demands, damages, liabilities, costs and expenses, including without limitation reasonable attorneys' and paralegal fees, arising from any material breach by Manager of any of its obligations under this Agreement.

Section 7.2 The obligations of Manager under this Article VII with respect to claims, demands, damages, liabilities, costs and expenses asserted by third parties with respect to the Subscribers not due to an act committed by Company ("**Third Party Claim**") shall be subject to the following terms and conditions: each party will give the other party prompt notice of any Third Party Claim, and the Manager will have the right to assume the defense, compromise or settlement thereof by representatives of its own choosing, at its own cost and expense, provided that the Member and the Company shall have the right (but not the obligation) to participate in such defense with their own counsel at its own expense and that no settlement will be agreed to without the Member's prior written consent, which consent will not be withheld unreasonably.

The Member agrees not to withhold its consent to any settlement if Manager agrees to pay money damages, if any, and if the Member determines in good faith that such settlement will not otherwise have an adverse effect on the business, reputation, or financial condition of the Company. If Manager does not promptly assume such defense, the Company and/or the Member will (upon notice to Manager) have the right (but not the obligation) to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk of Manager, provided that the Member and the Company shall have the right (but not the obligation) to participate in such defense with their own counsel at its own expense and that no settlement will be agreed to without Manager's prior written consent, which consent will not be withheld unreasonably.

Section 7.3 The provisions of this Article VII shall survive the expiration or termination of this Agreement for any reason.

## ARTICLE VIII
## MISCELLANEOUS

Section 8.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Manager (in its own name and on behalf of Company) and the Manager.

Section 8.2 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or condition shall not operate as a waiver of or estoppel with respect to any subsequent or other failure.

Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) when personally sent/delivered, by facsimile transmission (with hard copy to follow) or sent by reputable express courier (charges prepaid) or (ii) five (5) days following mailing by registered or certified mail postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to any Member and the Manager shall be sent to the addresses indicated below:

| | |
|---|---|
| *If to the Manager:* | *If to the Member:* |
| *KSIX Media Holdings, Inc.*<br>*10624 S. Eastern Ave. Ste. A910*<br>*Henderson, NV 89052*<br>*carter@ksix.com* | *Kevin Brian Cox*<br>*3124 Brother Blvd, Suite 102*<br>*Bartlett, TN 38133*<br>brian@gotruewireless.com |

Section 8.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law, without the prior written consent of the other party. Any assignment of this Agreement or any of the rights, interests or obligations

hereunder in contravention of this Section 8.5 shall be null and void and shall not bind or be recognized by the Company, the Member, or the Manager.

Section 8.5 Third-Party Beneficiaries; Limitation of Liability. Nothing in this Agreement shall be construed as giving any person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement.

Section 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.7 Attorney's Fees. If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

Section 8.8 Further Assurances. From time to time after the date of execution hereof, the parties shall take such further action and execute such further documents, assurances, and certificates as either party may reasonably request of the other to effectuate the purposes of this Agreement.

Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, County of Clark (regardless of the laws that might otherwise govern under applicable Nevada conflicts of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

Section 8.10 Submission to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the District Court of the State of Nevada for the County of Clark ("Nevada District Court") over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in the Nevada

District Court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of want of jurisdiction or inconvenient forum in connection therewith.

Section 8.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.12 Entire Agreement. This Agreement, together with the Share Exchange Agreement (including all Exhibits thereto and the Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, to the extent defined in each of these specifically mentioned agreements, all other prior agreements and understandings among the parties with respect thereto.

Section 8.13 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.14 Remedies. The Member and the Manager hereby acknowledge and agree that money damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement and that, in such event, the Member or their successors or assigns, or the Manager or its successors or assigns, as the case may be, may, in addition to any other rights and remedies existing in their favor, apply to the Nevada District Court for specific performance, injunctive and/or other relief in order to enforce or prevent any violations of this Agreement.

Section 8.15 No Partnership or Joint Venture Created. Nothing in this Agreement shall be construed or interpreted to make the Manager, the Member and/or the Company partners or joint ventures, or to make one an agent or representative of the other, or to afford any rights to any third party other than as expressly provided herein. The Manager, the Member and Company is not authorized to bind any party to any contract, agreement or understanding.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

| KEVIN BRIAN COX | KSIX MEDIA HOLDINGS, INC. |
| --- | --- |
| (the "Member") | (the "Manager") |
| By: | By: |
| Kevin Brian Cox<br>Managing Member of True Wireless, LLC | Carter M. Matzinger,<br>President, Chief Executive Officer |